                                                                   EXHIBIT 10.23


                         KEY EMPLOYEE STOCK AGREEMENT
                         ----------------------------

     This KEY EMPLOYEE STOCK AGREEMENT (the "Agreement") is made as of October 30, 1991 by and among Toray Industries, Inc., a Japanese corporation ("Toray"), TS Subsidiary Corp., a Delaware corporation ("TS Sub"), Therma-Wave, Inc., a Delaware corporation (the "Company") and the key-employees of the Company who are signatories hereto (individually a "Key Employee," and collectively, the "Key Employees"), with reference to the following:

     WHEREAS, Toray, TS Sub, Shimadzu Corporation, a Japanese corporation ("Shimadzu," and together with Toray and TS Sub, the "Purchasers"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement");

     WHEREAS, the respective Boards of Directors of Toray, Shimadzu and the Company have each determined that it is in the best interests of their respective stockholders for Toray and Shimadzu to acquire a controlling interest in the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, in furtherance thereof, the Purchasers shall make a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock") and preferred stock, par value $.001 per share of the Company (the "Preferred Stock," and together with the Common Stock, the "Shares") for $2.80 per share of Common Stock and for $8.3976 per share of Series A Preferred Stock, $13.4362 per share of Series B Preferred Stock, $16.1492 per share of Series C Preferred Stock, $8.3976 per share of Series D Preferred Stock and $8.3976 per share of Series F Preferred Stock (as to each class and series, the "Per Share Price"), net to the seller in cash, in accordance with the terms and subject to the conditions provided for in the Merger Agreement;

     WHEREAS, pursuant to the Merger Agreement, all options (other than Key Employee Options, as defined below) to purchase Common Stock (the "Employee Options") granted under the Company's 1986 Stock Option Plan, as amended (the "Stock Option Plan"), which are outstanding immediately prior to the effective time of the merger of TS Sub with and into the Company ("Merger No. 1") shall be canceled at such effective time (the "Merger No. 1 Effective Time") and each holder thereof shall thereafter be entitled to receive from the Company at times specified in the Merger Agreement a cash payment equal to the difference between the Per Share Price and the per share exercise price of each Employee option (the "Option Per Share Price"), multiplied by the number of Shares subject to such Employee Option (the "Option Merger Consideration");

     WHEREAS, Toray, TS Sub and the Company have great confidence and place great trust in the Key Employees of the Company, and

     WHEREAS, Toray, TS Sub and the Company desire to induce the Key Employees to maintain certain levels of ownership of Common Stock and Key Employee Options following the dates that the offer is closed and the Shares validly tendered are accepted for payment (the "Closing") and each of Merger No. 1 and the subsequent merger of a newly formed Delaware corporation with and into the Company pursuant to the Merger Agreement ("Merger No. 2"), are consummated;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agrees follows:

     1. Definitions. At used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Accrual Commencement Date" shall mean for each share of Common Stock, the later of (i) the date of Closing, or (ii) the date the underlying Key Employee Option vested (or in the case of unvested Common Stock, would have vested) in accordance with the applicable stock option agreement.

          (b) "Accruals" shall mean a return of 12% per annum, compounded annually, on: (i) the Per Share Price for periods following the date of issuance of the share of Common Stock, and (iii) the Option Per Share Price for periods prior to the exercise and conversion of the Key Employee Option into Common Stock.

          (c) "As Converted Basis" shall mean the number that is the product of the outstanding shares of Preferred Stock in each series and the following conversion numbers: (i) as to each share of Series A, 3 shares of Common Stock,
(ii) as to each share of Series B, 4.8 shares of Common Stock (iii) as to each share of Series C, 5.76923 shares of Common Stock, (iv) as to each share of Series D, 3 shares of Common Stock and (v) as to each share of Series F, 3 shares of Common Stock.

          (d) "First Exercise Date" shall mean the later of (i) April 1, 1996, or (ii) the first date following the fourth anniversary of the Closing that the following conditions have been satisfied: (x) an Independent Investment Bank shall have delivered to the Key Employees and Toray its written opinion as to the Market Value of the Company as of the financial quarter ended December 31, 1995; provided, however, that the parties hereto shall use their best efforts to cause such written opinion to be delivered no later than March 31, 1996, and (y) the Company shall have delivered to each Key Employee a letter setting forth the status and, if applicable, terms of his employment and compensation on and after April 1, 1996; provided, however, that the Company shall deliver such letter in any event no later than December 31, 1995.

          (e) "Independent Investment Bank" shall mean a recognized, U.S. based, national investment banking firm with experience in mergers, acquisitions and corporate valuations, that has not had any material relationship with the Company, Toray, Shimadzu or any of the Key Employees during the preceding five years except as set forth herein.

          (f) "Key Employee Shares" shall mean for each Key Employee the aggregate of Shares not tendered into the Offer by such Key Employee, Key Employee Options and any Unvested Common Stock held by such Key Employee.

          (g) "Market Value" shall mean a dollar amount representing the value of the entire equity interest in the Company and shall be determined by employing such valuation methodologies as are customary and appropriate for mergers and acquisitions in general and for high technology companies in particular. The Market Value will be calculated assuming the entire equity interest in the Company were being sold in a manner and pursuant to a process designed to reflect fully the Company's value as a whole (including any control premium inherent therein) in a unitary transaction to a willing buyer, but without regard to any tax liability as a result of such sale. Discount rates and corporate multiples used in the valuation shall be those prevailing in the United States. The Market Value shall take into account the Company's global operations including the operating results of Therma-Wave (Japan) K.K. and any successor corporation thereto ("TWKK") and any other affiliate of Toray or Shimadzu to the extent that: (a) such affiliate uses the Company's technology, and (b) the Company has not been compensated for such use on n arm's length basis, through license payments or otherwise, after the date of the Closing; Market Value shall also be adjusted to account for assistance provided to the Company and TWKK by Toray, Shimadzu or any of their affiliates except to the extent such party has been compensated for such assistance on an arm's length basis. The Market Value shall be adjusted to exclude: (i) debt incurred to pay the consideration in the Offer, Merger No. 1 and Merger No. 2 and the related debt service, (ii) to the extent not included in (i) above, amounts paid by the Company pursuant to the Merger Agreement in respect of cancellation of Employee Options (as defined therein), (iii) all goodwill amortization arising out of the transactions set forth in the Merger Agreement, (iv) the consideration received by the Company or any of its affiliates for the sale and issuance of any of its capital stock from and after the effective time of Merger No. 2 (the "Merger No. 2 Effective Time"), (v) any extraordinary corporate charges or actions undertaken by the Company for the long-term benefit of its business, the results of which may not fall within the valuation horizon ("Extraordinary Charges"),
(vi) the historical and projected impact of such Extraordinary Charges and (vii) the historical and projected impact of Extraordinary Charges excluded from any earlier determination of Market Value, even if the impact thereof falls within the valuation horizon. The Independent Investment Bank will determine, after consultation with the Board of Directors and the Key Employees, whether charges or actions constitute Extraordinary Charges; such determination shall be final and binding on the parties hereto. The Market Value shall be adjusted to include any dividends paid by the Company from and after the date hereof. The Key Employees and Toray shall consult with each other concerning the provision of valuation information to the Independent Investment Bank and procedures to be followed by the Independent Investment Bank in conducting its valuation.

          (h) "Per Share Market Value" as to any Share shall mean the Market Value divided by 22,149,540, less any dividends paid with respect to such Share.

          (i) "Second Exercise Date" shall mean the later of (i) April 1, 1997, or (ii) the first date following the fifth anniversary of the Closing that an Independent Investment Bank shall have delivered to the Key Employees and Toray its written opinion as to the Market Value of the Company as of the financial quarter ended December 31, 1996, provided, however, that the parties hereto shall use their best efforts to cause such written opinion to be delivered prior to March 31, 1997.

          (j) "Third Exercise Date" shall mean the later of (i) April 1, 1998, or (ii) the first date following the sixth anniversary of the Closing that an Independent Investment Bank shall have delivered to the Key Employees and Toray its written opinion as to the Market Value of the Company as of the financial quarter ended December 31, 1997; provided, however, that the parties hereto shall use their best efforts to cause such written opinion to be delivered prior to March 31, 1998.

          (k) "Unvested Common Stock" shall mean outstanding Common Stock that is subject to repurchase by the Company pursuant to restricted stock purchase agreements between the Company and certain Key Employees with respect to Common Stock acquired under the Stock Option Plan.

     2. Tender of Stock; Treatment of Stock Options. In the Offer, each Key Employee shall validly tender and not withdraw that number of shares of Common Stock, if any, specified and the Key Employee's signature page hereto. Each Key Employee shall execute and deliver a consent agreement in substantially the form as set forth in Exhibit A hereto (the "Consent Agreement") by which the number of Employee Options held by each Key Employee specified on his signature page hereto shall be canceled and converted into the right to receive the Option Merger Consideration payable in accordance with the Consent Agreement. The remaining number of options hold by each Key Employee pursuant to the Stock Option Plan specified on his signature page hereto (the "Key Employee Options") and shares of Common Stock, if any, specified on his signature page hereto shall remain outstanding subject to the terms contained herein.

     3. Key Employee Put Options.

          (a) Subject to Section 5(a) hereof, for a period of thirty (30) days following the First Exercise Date, each Key Employee shall have the right to require Toray to purchase any shares of Common Stock held by him each at a purchase price equal to the Per Share Price, plus Accruals from the Accrual Commencement Date to the date of payment.

          (b) Subject to Section 5(a) hereof, for a period of thirty (30) days following each of the Second Exercise Date and the Third Exercise Date, each Key Employee shall have the right to require Toray to purchase any shares of Common Stock held by him at a purchase price equal to the Per Share Market Value of the Company, based on Market Value determined as of the end of the financial quarter ended December 31 prior to the Second Exercise Date or the Third Exercise Date, as the case may be (collectively, the Key Employees' rights under subsections
(a) and (b) of this Section 3 are hereinafter referred to as the "Put Options").

          (c) Each Key Employee may exercise his Put Option rights hereunder with respect to some or all of the shares of Common Stock held by him, but the minimum amount with respect to each exercise shall be the lesser of 30% of the number of such Key Employee's Key Employee Shares specified on his signature page hereto or all of his remaining Key Employee Shares.

     4. Toray Call Option. For a period of two years following the Third Exercise Date, Toray shall have the right to require each Key Employee to sell to Toray all, but not less than all, of his shares of Common Stock, including shares issuable upon exercise of Key Employee Options, at a purchase price equal to the Per Share Market Value, determined as of the most recently completed financial quarter (the "Call Option"). Following notice of exercise and prior to any such purchase and sale, the Key Employee shall be obligated to exercise each Employee option held by him that is vested as of the date notice is delivered from Toray pursuant to Section 6(c) hereof.

     5.  Options Upon Termination of Employment.

          (a) If a Key Employee's employment with the Company is terminated for any reason an or prior to the fourth anniversary of the Closing, he shall not have any Put Option rights pursuant to Section 3 hereof, but he shall have the right to require the Company to purchase, and the Company shall have the right to purchase, in each case, all but not less than all of his shares of Common Stock, including shares issuable upon exercise of Key Employee Options (other than those forfeited in accordance with the Key Employee's stock option agreement(s)), as follows:

               (i) if such termination resulted from death, Disability, termination by the Company without Cause or resignation with Good Reason (as such terms are defined in such Key Employee's Employment Agreement, a form of which is set forth in Exhibit B hereto), the respective rights to cause a purchase shall be exercisable for ninety (90) days following such termination and each share of Common Stock held by the Key Employee shall be purchased at the Per Share Price with Accruals from the Accrual Commencement Date to the date of purchase; and

               (ii) if such termination resulted, from resignation without Good Reason or termination by the Company for Cause, the respective rights to cause a repurchase shall be exercisable for thirty (30) days following the fourth anniversary of the Closing and each share of Common Stock shall be purchased at the Per Share Price with Accruals from the Accrual Commencement Date to the date of such termination.

               (iii) Promptly after the fourth anniversary of the Closing, Toray shall contribute to the Company the aggregate amount of any consideration paid by the Company pursuant to this Section 5(a), and the Company shall issue in exchange a number of shares of Common Stock equal to the aggregate number of shares of Common Stock purchased by the Company pursuant to this Section 5(a).

          (b) If a Key Employee's employment with the Company is terminated for any reason after the fourth anniversary of the Closing and on or before the sixth anniversary of the Closing, he shall not have any Put Option rights pursuant to Section 3 hereof, but he shall have the right to require Toray to purchase, and Toray shall have the right to require the Key Employee to sell all, but not less than all, of his shares of Common Stock, including shares issuable upon exercise of Key Employee Options (other than those forfeited in accordance with the Key Employee's stock option agreements). The Key Employee's right to cause a purchase shall be exercisable for thirty (30) days following the Second or Third Exercise Date, whichever first follows the date of termination. Toray's right to purchase shall be exercisable for ninety (90) days following each of the Second Exercise Date (if applicable) and the Third Exercise Date. Each such share of Common Stock shall be purchased at a price equal to the Per Share Market Value, determined as of the financial quarter ended December 31 prior to the Second Exercise Date or the Third Exercise Date, as the case may be.

          (c) Prior to any purchase of Common Stock pursuant to this Section 5, the Key Employee shall be obligated to exercise each Key Employee Option held by him that is vested as of the date such Key Employee's employment with the Company is terminated.

     6.  Purchase Mechanics.

          (a) Selection of Independent Investment Bank. The Independent Investment Bank shall be mutually selected by Toray and all the Key Employees holding Shares eligible for sale at the next Exercise Date. In the event Toray and such Key Employees cannot agree on a selection within thirty (30) days following the fourth, fifth, or sixth anniversary of the Closing or within thirty (30) days of delivery of notice to require the purchase or sale of Shares thereafter, each of Toray on the one hand and the relevant Key Employees on the other shall select one Independent Investment Bank who shall be retained for the sole purpose of jointly selecting the Independent Investment Bank that shall conduct that valuation of Market Value. If the relevant Key Employees cannot agree among themselves on a selection, the most senior corporate officer of the Company among them shall select on their behalf. Notwithstanding any of the above, the Independent Investment Bank that performs the valuation in connection with the First Exercise Date shall, if willing, also perform the valuations in connection with the Second Exercise Date and the Third Exercise Date.

          (b) Expenses. All fees and expenses of the Independent Investment Bank shall be the responsibility of the Company and shall be treated for the purpose of the valuation as a liability thereof.

          (c)  Written Notice.

               (i) The Key Employees shall exercise their Put Options and any options pursuant to termination of a Key Employee's employment provided in
     Section 5 hereof by delivery of written notice to Toray or the Company, as the case may be, specifying the name of the Key Employee and the number of Shares to be sold.

               (ii) Toray shall exercise its Call Option and any options pursuant to termination of a Key Employee's employment provided in Section 5 hereof by delivery of written notice to such Key Employee.

               (iii) The Company shall exercise any options pursuant to the termination of a Key Employee's employment provided in Section 5 hereof by delivery of written notice to such Key Employee.

          (d) Payment for and Delivery of Common Stock. The closings for the purchases and sales of Key Employee Shares pursuant to Sections 3 and 5 of this Agreement shall occur within ninety (90) days of delivery of written notice to require the purchase or sale of Key Employee Shares and the closings of the purchases and sales of Key Employee Shares pursuant to Section 4 of this Agreement shall occur within the later of: (i) ninety (90) days following delivery of such written notice, or (ii) thirty (30) days following the date that the Market Value of the Company shall have been delivered to the Key Employees and Toray. Each closing shall be at a place and time mutually agreed to by the relevant parties. Payment shall be made in cash or by certified, cashier's or other check acceptable to the relevant Key Employee upon delivery to Toray or the Company, as the case may be, of a stock certificate or certificates representing the total number of shares of Common Stock being purchased and sold, free and clear of all liens, claims or encumbrances, duly endorsed in blank by the Key Employee or having attached thereto stock powers duly executed by the Key Employee in proper form for transfer.

     7.   Restriction on Transfer.

          (a) Except upon certain specified conditions provided in this Section 7 and Section 9 hereof, Key Employees may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Key Employee Shares, or any right or interest therein. Any purported sale, transfer (including without limitation involuntary transfers initiated by operation of legal process), hypothecation or disposition of any of the Key Employee Shares or any right or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void and the Company shall not be required to give effect to, any such transfer on its stock transfer books and records.

          (b) Notwithstanding any other provision of this Agreement or the Stock Option Agreement, Key Employees may transfer any or all of the Key Employee Shares (i) upon a Key Employee's death, to any person in accordance with the laws of descent or testamentary distribution, (ii) to a revocable living trust of which such Key Employee and his spouse are the only trustees, or (iii) with respect to not more than 25%, in the aggregate, of the Key Employee's Key Employee Shares specified on his signature page hereto, to one or more trusts for the benefit of his children, the trustee of which is reasonably acceptable to Toray ("Permitted Transferees"); provided, however, that such Key Employee Shares shall not be transferred until any Permitted Transferee who is not a party to this Agreement executes a valid and legally binding undertaking to Toray to the effect that the Key Employee Shares so transferred shall thereafter remain subject to all of the provisions of this Agreement as though the Permitted Transferee were a Key Employee under this Agreement, bound in every respect in the same way as each Key Employee hereby so agrees to be bound as a Key Employee hereunder (except that the options set forth in Section 5 hereof shall continue to apply to any Key Employee Shares held by a Permitted Transferee, determined in respect to the termination of employment of the transferor Key Employee); provided, further, that any Permitted Transferee who is not a party to this Agreement shall be deemed upon acquiring Key Employee Shares that have the legend affixed thereto, pursuant to Section 8 hereof, to have agreed to the undertaking described above regardless of whether the Permitted Transferee has executed such undertaking.

          (c) Each Key Employee may pledge not more than 50% of his Key Employee Shares to secure loans under a credit facility to be established by the Company for the benefit of the Key Employees with a financial institution. The credit facility shall set forth restrictions and conditions on the pledge of Key Employee Shares as Toray, Shimadzu and the Key Employees shall agree.

          (d) (i) In the event any Key Employee Shares shall become the separate property of a former spouse (a "Former Spouse") of a Key Employee as a result of or in connection with a divorce proceeding, the Former Spouse shall not have any Put Option rights pursuant to this Agreement except as provided for in this Section 7(d).

               (ii) The Former Spouse shall have the right to require Toray to purchase all, but not less than all, of such Former Spouse's shares of Common Stock, including shares issuable upon exercise of Key Employee Options, for a period of thirty (30) days following the First, Second or Third Exercise Date, whichever first follows the date such shares become the separate property of the Former Spouse (the "Special Put Option"). For the First Exercise Date, the per share purchase price for the Special Put option shall be equal to the Per Share Price, plus Accruals from the Accrual Commencement Date to the date of payment. For the Second and Third Exercise Date, the per share purchase price shall be equal to the same Per Share Market Value determined as of the financial quarter ended

     December 31, 1996 or December 31, 1997, respectively, pursuant to Section 3 hereof.

               (iii) Toray shall have the right at any time to require such Former Spouse to sell to Toray all, but not less than all of such Former Spouse's shares of Common Stock, including shares issuable upon exercise of Key Employee Options (the "Special Call Option"). Prior to the First Exercise Date, the per share purchase price for the Special Call Option shall be equal to the Per Share Price, plus Accruals from the Accrual Commencement Date to the date of payment. From and after the First Exercise Date the per share purchase price for the Special Call Option shall be equal to the Per Share Market Value determined as of: (i) December 31, 1995, if the Special Call Option is exercised prior to the Second Exercise Date, (ii) December 31, 1996, if the Special Call Option is exercised prior to the Third Exercise Date, or (iii) December 31, 1997 if the Special Call is exercised on or at any time after the Third Exercise Date.

     8. Legends on Certificates. Any and all certificates now or hereafter issued evidencing Key Employee Shares shall have endorsed upon them a legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A KEY EMPLOYEE STOCK AGREEMENT DATED AS OF OCTOBER 30, 1991 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE ISSUER AND OTHERS AND CERTAIN RESTRICTIONS ON

     TRANSFER THEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR DISPOSITION COMPLIES. WITH THE TERMS OF SAID KEY EMPLOYEE STOCK AGREEMENT, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT PERMITTED TRANSFEREES EXECUTE AN AGREEMENT PROVIDING THAT THE TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF SAID KEY EMPLOYEE STOCK AGREEMENT. ANY SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH KEY EMPLOYEE STOCK AGREEMENT SHALL BE VOID."

     Such certificates may also bear such other legends and shall be subject to such restrictions on transfer as may be necessary to comply with any stock option or restricted stock agreement and all applicable Federal and state securities laws and regulations.

     9.   Right of First Refusal.

          (a) Sales; Notice. After the 90th day following the eighth anniversary of the Closing, each Key Employee may sell any or all of his Key Employee Shares to any third party, subject to the provisions of this Section 9. Prior to any such sale, the selling Key Employee shall first give written notice (the "Notice") to Toray specifying (i) his bona fide intention to sell or otherwise transfer such Key Employee Shares, (ii) the name and address of the proposed purchasers, (iii) the number of Key Employee Shares the Key Employee proposes to sell (the "Offered Shares"), (iv) the price for which he proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale, and a letter from the proposed purchaser confirming his bona fide intention to consummate the purchase on such terms.

          (b) Election by Toray. Within thirty (30) days after receipt of the Notice, Toray or its designee(s) may elect to purchase all, but not less than all, of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to the Key Employee. Within thirty (30) days after delivery of such notice to the Key Employee, Toray or its designees shall deliver payment to the Key Employee in the amount of the purchase price of the Offered Shares, against delivery of the stock certificate representing such shares, duly endorsed for transfer, together with any other documents or certificates reasonably necessary to convey good and marketable title to such shares. If Toray or its designees do not elect to purchase the Offered Shares, the Key Employee shall be entitled to sell all of the Offered Shares to the purchaser(s) named in the Notice, at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice, and such purchaser (i) shall take the offered shares free and clear of any restrictions and rights to purchase provided for herein; provided, however, that such sale or other transfer must be consummated within ninety (90) days from the date of the Notice and any proposed sale after such 90-day period may be made only by again complying with the procedures set forth in this Section 9.

     10. Conditions to this Agreement. The provision of Sections 3, 4 and 5 of this Agreement shall become effective only upon, and the parties performance thereunder is expressly conditioned on the Closing.

     11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) or confirmed facsimile transmissions to the respective parties as follows:

          If to Toray or TS Sub:

               Toray Industries, Inc.
               2nd Head Office Building
               8-1 Mihama 1-chome
               Urayasu, Chiba 279 Japan
               Facsimile Number:  (011-81) 473-50-6070
               Attention:  Mr. Takashi Obzeki, Director

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY 10022
               Facsimile Number:  (212) 735-2001
               Attention:  Stephen M. Banker, Esq.

          If to the Company:

               Therma-Wave, Inc.
               47320 Mission Falls Court
               Fremont, CA 94539
               Facsimile Number:  (510) 656-3852
               Attention:  Dr. Allan Rosencwaig

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY 10022
               Facsimile Number:  (212) 735-2001
               Attention:  Stephen M. Banker, Esq.

                              and

               Graham & James
               525 University Avenue
               Palo Alto, CA 94301
               Facsimile Number:  (415) 323-3835
               Attention:  Dennis C. Sullivan, Esq.

          and if to a Key Employee:

               to such Key Employee at his address and facsimile number set forth on the signature page hereof with a copy to

               Graham & James
               525 University Avenue
               Palo Alto, CA 94301
               Facsimile Number:  (415) 323-3835
               Attention:  Dennis C. Sullivan, Esq.

or to such other address or facsimile number as the person to whom notice it given may have previously furnished to the others in writing in the manner set forth above.

     12. Amendments. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might otherwise govern under applicable principles of conflicts of laws thereof.

     14. Arbitration; Fees and Expenses. Any dispute or claim arising hereunder, or any breach hereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be held in San Francisco or such other place as may be agreed upon at the time by the parties to the arbitration. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees and costs.

     15. Entire Agreement. This Agreement (including the agreements referred to herein and any schedules, exhibits or annexes hereto) constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not be deemed to modify the provisions of the Stock Option Plan, and the Key Employee Options shall continue to be subject to its provisions.

     16. No Rights as an Employee. Nothing in this Agreement shall affect in any manner whatsoever the rights of the Company to terminate any Key Employee's employment for any reason, with or without cause, subject to any employment agreement to which a Key Employee may be a party.

     17. Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the day and year first above written.

THERMA-WAVE, INC.                      TORAY INDUSTRIES, INC.




By: /s/ Allan Rosencwaig                By: /s/ Katsunosuke Maeda
    ----------------------------            ------------------------
     Name:  Allan Rosencwaig                Name:  Katsunosuke Maeda
     Title:  Chief Executive Officer        Title:  President


                                        TS SUBSIDIARY CORP.

                                        By: /s/ Takashi Ohzeki
                                            ------------------------
                                               Name:  Takashi Ohzeki
                                               Title:  President


                                        ____________________________
                                        Name:
                                        Address:

                AMENDMENT NO. 1 TO KEY EMPLOYEE STOCK AGREEMENT


THIS AMENDMENT NO. 1 TO THE KEY EMPLOYEE STOCK AGREEMENT (this "Amendment") is made and entered into as of December 16, 1994 by and among:

          (a)  TORAY INDUSTRIES, INC., a Japanese corporation ("Toray");

          (b)  THERMA-WAVE, INC., a Delaware corporation (the "Company"); and

          (c) DR. ALLAN ROSENCWAIG, DAVID L. WILLENBORG, LEE SMITH, ANTONY W. LIN, CLAY FALKNER, and JOHN OPSAL (individually a "Key Employee," and collectively, the "Key Employees"),

with reference to the following:

                                   RECITALS

The following provisions form the basis for, and are hereby made a part of, this
Amendment:

19. The parties hereto are parties to the Key Employee Stock Agreement dated as of October 30, 1991 (the "Key Employee Stock Agreement") pursuant to which the Key Employees have certain rights to cause the Company to purchase all of their shares of Common Stock, par value $.001 (collectively, "Employee Shares"), and Employee Shares which the Key Employees may acquire upon the exercise of outstanding options exercisable therefor (collectively, the "Key Employee Options"), subject to certain terms and conditions set forth in the Purchase Agreement.

20. The parties hereto are entering into a Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"), pursuant to which Toray agrees to purchase on April 1, 1996 (the "Purchase Date") the Employee Shares of Key Employees who desire to sell to Toray their Employee Shares on such date.

21. In accordance with Sections 5.1 and 9.2 of the Purchase Agreement, the Key Employees have agreed to amend the Key Employee Stock Agreement as set forth herein and deliver this Amendment.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth in the Stock Purchase Agreement and herein, the parties hereto agree as follows:

                          SECTION I..  AMENDED TERMS

A. Amendment of Section 1. Section 1 is hereby amended to add the following definitions:

          "(l) "Employee Shares" shall mean, collectively, the Shares which a Key Employee owns, beneficially and of record, and may acquire upon the exercise of his Key Employee Options;

          (m) "Escrow Agreement" shall mean that certain Escrow Agreement by and among the Key Employees, other than Charles E. Shalvoy, the Company, Toray and the Escrow Agent named therein, dated as of December 16, 1994;

          (n) "Purchase Agreement" shall mean that certain Stock Purchase Agreement by and among the Key Employees, other than Charles E. Shalvoy, Toray and the Company, dated as of December 16, 1994; and

          (o)  "Purchase Date" shall mean April 1, 1996."

B. Amendment of Section 3(a). Section 3(a) of the Key Employee Stock Agreement is hereby deleted in its entirety and replaced with the following provision:

          "Subject to Section 5(a) hereof, a Key Employee whose employment with the Company has not been terminated on or prior to the Purchase Date shall have the right to require Toray to purchase on the Purchase Date all but not less than all of his Employee Shares in accordance with the terms, and subject to the conditions, set forth in the Purchase Agreement and Escrow Agreement."

C. Amendment of Section 5(a). Section 5(a) of the Key Employee Stock Agreement is hereby deleted in its entirety and replaced with the following provision:

          "If a Key Employee's employment with the Company is terminated for any reason on or prior to the Purchase Date, he shall not have any Put Option Rights pursuant to Section 3 hereof, but he shall have the right to require Toray to purchase on the Purchase Date all but not less than all of his Employee Shares in accordance with the terms, and subject to the conditions, set forth in the Purchase Agreement and Escrow Agreement. In the event that a Key Employee whose employment with the Company is terminated for any reason prior to the Purchase Date does not or cannot exercise his right to require Toray to purchase on the Purchase Date his Employee Shares pursuant to the Purchase Agreement and Escrow Agreement: (i) such Key Employee's Key Employee Options shall expire; and (ii) such Key Employee shall no longer have any rights to cause Toray or the Company to purchase any of his Employee Shares."

D. Amendment of Section 6. Section 6 of the Key Employee Stock Agreement is hereby amended to add the following new subparagraph:

          "(e) Notwithstanding the foregoing provisions of this Section 6, the purchase and sale of the Key Employees' Employee Shares pursuant to the Purchase Agreement and Escrow Agreement shall be consummated in accordance with the provisions of the Purchase Agreement and Escrow Agreement."

E. Amendment to Section 7. Section 7 of the Key Employee Agreement is hereby amended as follows:

     (a) a new sentence shall be added at the end of subparagraph (a) which shall read as follows: "Notwithstanding the foregoing, the transactions contemplated by the Purchase Agreement and Escrow Agreement shall not be deemed to violate this Section 7"; and

     (b) A new sentence shall be added at the end of subparagraph (c) which shall read as follows: "Each Key Employee and his Permitted Transferees may pledge such Key Employee's rights to receive delivery of the Purchase Price for his Employee Shares under the Purchase Agreement and Escrow Agreement to secure loans from financial institutions."

     (c)  subparagraph (d) is hereby amended to add the following new clause:

          "(iv) Notwithstanding the foregoing, prior to the Purchase Date, the Former Spouse shall not have any rights under this subparagraph (d); instead, the Key Employee shall be entitled to sell to Toray pursuant to the Purchase Agreement the Employee Shares which have become the separate property of his Former Spouse."

F. Amendment of Section 12. Section 12 of the Key Employee Stock Agreement is hereby deleted in its entirety and replaced with the following provision:

          "This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Toray, the Company, and each Key Employee whose rights hereunder will be prejudicially affected by such amendment, modification or waiver. A Key Employee shall cease to be a party hereto on and as of the first date on which such Key Employee no longer owns any Shares or Key Employee Options."

           SECTION II..  OTHER TERMS OF KEY EMPLOYEE STOCK AGREEMENT

A. Related Terms of Key Employee Stock Agreement. Wherever the term "this Agreement" is used in Sections 3, 5(c), 6, 7, 8, 11, 12 through 15 and 17 through 18 of the Key Employee Stock Agreement, such term shall mean the Employee Stock Agreement as amended by this Amendment.

B. Termination of Agreement as to TS Subsidiary Corp. and Shalvoy. The parties hereto hereby acknowledge and agree that TS Subsidiary Corp. and Charles E. Shalvoy are no longer parties to the Key Employee Stock Agreement, such term shall mean the Key Employee Stock Agreement as amended by this Amendment.

C. No Other Amendments. Except as expressly amended by Sections 1 and 2 of this Agreement, all of the provisions of the Key Employee Stock Agreement shall remain unchanged without modification or amendment.


                          SECTION III.. MISCELLANEOUS

A. Facsimile Signatures. A facsimile copy of a signature hereto shall be deemed an original signature for purposes hereof.

B. Presumptions. In construing the terms of this Amendment, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting the terms and provisions hereof.

IN WITNESS WHEREOF, each of the Key Employees and the authorized representatives of Toray and the Company have duly executed this Amendment as of the day and year first above written.


"Therma-Wave"                                     "Toray"

THERMA-WAVE, INC.,                                TORAY INDUSTRIES, INC.,
a Delaware corporation                            a Japanese corporation


By: /s/ Allan Rosencwaig                          By: /s/ Sataru Masujaki
    ------------------------                         -------------------
Name:   Allan Rosencwaig                          Name:  Sataru Masujaki
Title:  President and Chief Executive Officer     Title: Director and
                                                          General Manager

                      [signatures continued on next page]

"Key Employees"


 /s/ Allan Rosencwaig
 ---------------------------------------------
     Dr. Allan Rosencwaig


 /s/ Lee Smith
 ---------------------------------------------------
     Lee Smith


 /s/ Clay Falkner
 --------------------------------------------------
     Clay Falkner


 /s/ David L. Willenborg
 --------------------------------------------
     David L. Willenborg


 /s/ Anthony W. Lin
 ----------------------------------------------
     Anthony W. Lin


 /s/ Jon Opsal
 ---------------------------------------------------
     Jon Opsal